Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Red Rock Pictures Holdings, Inc.:

We consent to the inclusion in the Form 8-K/A of Red Rock Holdings Pictures, Inc. pertaining to the Purchase of Studio Store Direct Inc., of our report dated December 12, 2008, relating to the financial statements of Studio Store Direct Inc. as of and for the year ended December 31, 2007.



/s/ DNTW Chartered Accountants, LLP
-----------------------------------



Markham, Ontario
January 30, 2009